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                                                            Exhibit 10(p)



AGREEMENT
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This Agreement effective as of the 1st day of January, 1995, is made between
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Catalytica, Inc., a Delaware corporation having its principal offices in
Mountain View, California, hereinafter referred to as "CATALYTICA" and Microfluidics International Corporation, a Delaware corporation having its principal offices in Newton, Massachusetts, hereinafter referred to as "MICROFLUIDICS".

WHEREAS, CATALYTICA has accumulated data and know-how on cata1ysts and advanced materials, including synthesis, properties and applications which it considers confidential and proprietary;

WHEREAS, MICROFLUIDICS has accumulated data and know-how on processing using a Microfluidizer(R) device, including synthesis, properties and applications which it considers confidentiaI and proprietary;

WHEREAS, MICROFLUIDICS and CATALYTICA have a pre-existing collaborative relationship with regard to the production of novel solid state materials using the Microfluidizer device and have been selected for participation in the Advanced Technology Program (" ATP"') administered by the National Institute of Standards and Technology (''NIST'') as a joint venture to conduct certain specified research; and

WHEREAS, MICROFLUIDICS and CATALYTICA have continued interest in collaborating in order to develop technology using a Microfluidizer device for the 1) production of catalysts and ceramics, 2) production of advanced materials containin meta1 oxides, 3) the catalytic production of chemicals and for 4) the destruction of organic waste materials, hereinafter referred to as the "FIELD", to a stage suitable for industrial utiliztion, inc1uding techno1ogy deve1opment under the ATP.
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NOW, THEREFORE, in consideration of file foregoing and of file mutual promises hereafterr set forth, CATALYTICA and MICROFLUIDICS agree to file following:

1.   Development Program.   CATALYTICA and MICROFLUIDICS will collaborate to
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develop technology within the FIELD, hereinafter referred to as the ''PROGRAM", for the purpose, if successful, of commercializing the technology. The PROGRAM will initially focus on the development of catalytic materials within the FIELD that exhibit improved performance in catalyzed reactions. The Parties agree that the PROGRAM will be conducted primarily under the auspices of the ATP and agree to carry out their responsibilities as set forthin the ATP Proposal No: 94-01-0190, and any contract with NIST. Unless otherwise agreed, each party will be responsible for its own cost and cost reimbursement from NIST under the ATP.


Other applications will be developed as mutually agreed upon.

2.   Program Management.   The PROGRAM will directed by a Management Committee
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consisting of two representatives from each Party. The workplans and budget will be mutually agreed upon. CATALYTICA and MICROFLUIDICS willeach provide to the other timely reports on the result of their respective evaluations conducted during the Program subject to the obligations of confidentiality set forthin Paragraph 6.

The Parties agree that CATALYTICA will serve as Admninstrator (the "Administrator'') for the joint venture and MICROFLUIDICS hereby grant to CATALYTICA a Power of Attorney for the sole purpose of binding Microfluidics to the terms and conditions of the NIST Cooperative Agreement The Administrator will perform the day-to-day management and administration of the ATP in accordance with alllegal and regulatory requirement, including the NIST Cooperative Agreement

3.   Techno1ogy Ownership.   Any technology or know-how, whether
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patentable or not, brought by CATALYTICA to the PROGRAM or developed by
CATALYTICA under the PROGRAM shall be owned by CATALYTICA. Any technology or know-how, whether patentable or not, brought by MICROFLUIDICS to the PROGRAM or developed by MICROFLUIDICS under the PROGRAM shall be owned by MICROFLUIDICS. Any technology or know-how, whether patentable or not, developed jointly by the parties under the PROGRAM shall be jointly owned by MICROFLUIDICS and CATALYTICA.

In the event CATALYTICA develops or acquires an ownership interest in technology and/ or know-how re1ating to the Microfluidizer as result of collaborating on the PROGRAM, CATALYTICA agrees to grant to MICROFLUIDICS a roya1ty-free, exclusive license to practice under CATALYTICA's ownership interest in such technology and/or know-how. Further, if MICROFLUIDICS develops or acquires an ownership interest in technology and/or know-how relating to chemical processes as result of collaborating on the PROGRAM, MICROFLUIDICS
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agrees to grant to CATALYTICA a royalty-free, exclusive license to practice under MICROFLUIDICS's ownership interest in such technology and/or know-how. In each case, the exclusive license granted shall be on a worldwide basis and shall include the right to sublicense. The Parties will agree to grant to the United States Government a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced by or on behalf of the United States Government throughout the world any invention conceived or first reduced to practice in the course of the ATP.

The terms and conditions covering the sharing of benefits from commercialization of technology developed under this Agreement will be covered by separate Agreement.

  4. Proprietary Information.   In order to fulfill obligations under this
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Agreement, it may be necessary for one party to disclose to the other party certain proprietary information relating to the PROGRAM ("INFORMATION"). MICROFLUIDICS shal1not have any obligation to disclose to CATALYTICA any INFORMATION relating to the interaction chamber of the Microfluidizer. Since both parties wish to assure that INFORMATION is properly protected, they hereby agree as follows:

INFORMATION may by disclosed in either oral or written form. Any INFORMATION deemed confidential by the disclosing party will either be supplied in writing and marked "CONFIDENTIAL", or, if supplied orally, summarized in writing within thirty (30) days of disclosure and marked "CONFIDENTIAL".

The receiving party agrees to hold INFORMATION in strict confidence for a period of ten (10) years from receipt and to use it only for the purposes under this AGREEMENT. The receiving party agrees not to disclose the INFORMATION to any third party unless prior written authorization has been obtained from the disclosing party. These obligations shall not apply to:

INFORMATION which, at the time of disclosure, is already in the public domain.

INFORMATION which, after disclosure, becomes a part of the public domain by publication or otherwise through no violation of this AGREEMENT.

INFORMATION which is shown by written record to be in the possession of the receiving party prior to disclosure.

INFORMATION which is hereafter lawfully obtained by the receiving party from a third party, which third party did not acquire the INFORMATION under a still effective obligation of confidentiality to the disclosing party.

5.   Precedence
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Should there be any conflict between the terms and conditions of this Agreement and the NIST Cooperative Agreement, the NIST Cooperative Agreement shall take precedence.
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6.   Miscellaneous.
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This Agreement constitutes the entire agreement between the parties, no representations having been made by any of the parties except as are herein specifically set forth. No rights or obligations other than those expressly recited herein are to be implied from this Agreement

The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of California, U.S.A.

Any correspondence or notifications concerning this Agreement will be addressed to the parties as follows:

TO: MICROFLUIDICS INTERNATIONAL CORPORATION
30 Ossipee Road
Newton, Massachusetts 02164

TO: CATALYTICA,INC.
Ferguson Drive, Building #3
Mountain View,California 94043

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives.

Accepted for MICROFLUIDICS          Accepted for CATALYTICA

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Signature                           Signature

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Name                                Name

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Title                               Title

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Date                                Date